CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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We consent to the use in this registration statement of our report dated February 9, 2004 on the financial statements for Diamond One, Inc. as of the period from inception (October 8, 2002) to January 31, 2004, for the year ended January 31, 2004, and for the initial period ended January 31, 2003, and to references to our firm as accounting and auditing experts in the prospectus.


Denver, Colorado
May 6, 2004

                                                        /s/ COMISKEY & COMPANY

                                                        PROFESSIONAL CORPORATION